SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 14, 1999

                   Brush Creek Mining and Developmen Co., Inc.
               (Exact Name of Company as specified in its charter)

NEVADA                              000-12761                     88-0180496
(State of Incorporation)       (Commission file No.)             (IRS Employer
                                                                   ID Number)

              970 E. Main Street, Suite 200, Grass Valley, CA 95945
                         (Address of Principal Offices)

                   Company's telephone number: (916) 477-5961

ITEM 1.  CHANGE IN CONTROL.

         On March 1, 1999 Brush Creek Mining and Development Co., Inc. (the "Company") issued to Jefferson A. Bootes a total of 3,730,861 fully paid and nonassessable shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock"). Mr. Bootes also was apointed President and Secretary of the Company on that date.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Brush Creek Mining and Development Co., Inc.

Date: April __, 1999

                                   By:
                                      ------------------------------------------
                                      Jefferson A. Bootes, President
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                                 EXHIBIT INDEX

EXHIBIT     DESCRIPTION
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 10.1       Agreement and Plan of Merger